Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2024, which appears in Farmers & Merchants Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Eide Bailly LLP

Eide Bailly LLP
Walnut Creek, California

December 10, 2024